Exhibit 99.1

SITO Mobile and Cieslok Media Announce Partnership to Transform the Canadian Out-of-Home and Mobile Advertising Market

Cieslok to deliver at least $2.1 million in 2016 SITO Mobile ad revenue

JERSEY CITY, N.J. -- December 2, 2015 -- SITO Mobile Ltd. (NASDAQ:SITO), a leading mobile engagement platform provider, today announced a partnership with Cieslok Media, Canada’s leader in premium large-format outdoor advertising, that provides Cieslok Media exclusive access to SITO’s proprietary platform in Canada. The partnership aims to revolutionize brand campaigns through mobile marketing and out-of-home (OOH) integration.

The SITO platform allows brands to create one-to-one conversations with consumers at any sign’s location, and that conversation can continue through the path to purchase. The SITO platform targets consumers with validated data based on their historical geo-patterns, helping marketers better understand who is truly being reached as opposed to online behavioral habits. As a result of this data, Cieslok Media can offer market-first attribution metrics, showcasing the impact of OOH campaigns at store level.

“After an excellent experience in 2015 through the Double Vision relationship, we are enthusiastically continuing our relationship with Cieslok Media to serve the fast-growing Canadian market,” said Jerry Hug, CEO, SITO Mobile. “Based on SITO Mobile’s market-leading solutions, our combined success to date and confidence in continued growth, Cieslok Media committed to delivering a minimum of $2.1 million in mobile advertising to SITO for calendar year 2016 - more than double 2015’s results. We’re optimistic that our partnership will exceed the minimum target and that this is just the beginning of a strong revenue growth story for us in Canada.”

Commenting on the exclusive partnership with SITO Mobile, Jörg Cieslok, President and CEO of Cieslok Media, said “As an innovator in premium outdoor advertising and the mobile marketing space, we pride ourselves in selecting the most cutting-edge technologies to support advertisers’ ability to connect with their target audience in meaningful ways. As the relationship with SITO has developed it has become clear that they are in the forefront of OOH and mobile integration. Additionally, SITO aligns with our overall culture, market strategies, and continuous pursuit to stay in the forefront of industry innovation, making them the perfect partner to work with.”

“Smartphones are an integral part of the consideration stage for all category purchase cycles and are now with the consumer 24/7, which perfectly aligns with OOH advertising,” said Mike Blanchard, Director of Mobile Media at Cieslok Mobile, a division of Cieslok Media specialized in mobile technologies and OOH integration. “It’s not just about understanding who you have the ability to influence around an OOH location, though it is important and part of our offering, but with the SITO platform we can take it further to the one-to-one level.”

About SITO Mobile Ltd.

SITO Mobile provides a mobile engagement platform that enables brands to increase awareness, loyalty and ultimately sales. For more information visit www.sitomobile.com.

About Cieslok Media

Cieslok Media has revolutionized the OOH industry with premium large format billboards, dominations and OOH Mobile Integration. With over 25 years’ experience, Cieslok Media has acquired the best media assets in prime locations within Canada’s major markets and is the driving force in the OOH industry for data technology. Leading the charge in OOH innovation, Cieslok Media is focused on achieving outcomes and exceeding our client's expectations with effective solutions, research and data driven results. For more information about Cieslok Media, please visit: www.cieslokmedia.com.

On social media:

Twitter: @CieslokMedia

Instagram: @cieslokmedia

Facebook.com/CieslokMedia

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, our reliance on brand owners and wireless carriers, the possible need for additional capital as well other risks identified in our filings with the SEC. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

Investor Relations:
Robert Haag
IRTH Communications
sito@irthcommunications.com
866-976-4784

Media Relations:

Matthew Bretzius

FischTank Marketing and PR

matt@fischtankpr.com